Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Clancy Systems International, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tony Nick, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: September 26, 2019

By:	/s/ Tony Nick
Name: Tony Nick
Title: Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)